EXHIBIT 32.1

CERTIFICATION UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of DynaResource, Inc. on Form 10-K/A for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rohan Hazelton
Rohan Hazelton
Chief Executive Officer (principal executive officer) Dated: April 30, 2025

/s/ Alonso Sotomayor
Alonso Sotomayor
Chief Financial Officer (principal financial and accounting officer) Dated: April 30, 2025

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.